UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): December 28, 2007
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51728	43-1481791
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri		63301
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (636) 940-6000
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Reference is made to the disclosure set forth under Item 2.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 28, 2007, American Railcar Industries, Inc. (“ARI” or the “Company”) executed a Guaranty Agreement (the “Guaranty”) in favor of LaSalle Bank National Association, as Administrative Agent (the “Agent”), and the Lenders (as defined below) in connection with certain obligations of Axis, LLC, a Delaware limited liability company (“Axis”), under that certain Credit Agreement dated as of December 28, 2007, among Axis, the lenders from time to time party thereto (collectively, the “Lenders”) and the Agent (collectively with the agreements ancillary thereto and the annexes, schedules and exhibits to each such agreement, the “Credit Agreement”).
Axis (formerly known as Axle Manufacturing, LLC) is a joint venture owned 50% by a wholly-owned subsidiary of the Company and 50% by a wholly-owned subsidiary of Amsted Industries Incorporated, a Delaware corporation. Axis was formed in June 2007 to manufacture and sell railcar axles at a facility to be constructed by Axis (the “Facility”).
Upon the terms and subject to the conditions of the Credit Agreement, the Lenders have agreed to make available to Axis term loans and a revolving credit facility, which includes letters of credit, to be used by Axis to finance the construction of the Facility and for working capital purposes, among other things.
Pursuant to the Guaranty, the Company has agreed to guaranty the obligations of Axis to the Lenders and Agent under the Credit Agreement during the construction and start up phases of the Facility. Subject to its terms and conditions, the Guaranty will terminate on the earlier to occur of (i) the repayment in full of the guaranteed obligations or (ii) after the Facility has been in continuous production at a level sufficient to meet the Facility’s projected financial performance and in any event not less than 365 consecutive days from the certified completion of the Facility’s construction. Under the terms of the Guaranty, the maximum liability of the Company shall in no event exceed the lesser of (i) the amount which can be guaranteed by the Company under applicable federal and state laws relating to the insolvency of debtors and (ii) the amount equal to fifty percent (50%) of the outstanding guaranteed obligations as of the first date of demand by the Agent for payment thereunder, provided that the outstanding principal amount in respect of such guaranteed obligations, exclusive of any capitalized interest, fees, costs and expenses, shall not exceed $35,000,000.
Under the terms of the Guaranty, the Agent or any Lender may resort to the Company for payment of any of Axis’s obligations under the Credit Agreement when due (subject to the maximum liability limitations described above), whether or not the Agent or such Lender shall have proceeded against Axis or any of its property, or against any other obligor or any other obligor’s property.

The Credit Agreement is subject to early termination and Axis’s obligations thereunder are subject to acceleration and other rights of the Agent and the Lenders under certain circumstances, including events of default, upon the terms and subject to the conditions of the Credit Agreement.
The above description of the Guaranty is qualified in its entirety by reference to the text of the agreement, a copy of which is attached hereto as Exhibit 10.50 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.50	Guaranty Agreement by American Railcar Industries, Inc.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2008	American Railcar Industries, Inc.
	By:	/s/ William P. Benac
		Name:	William P. Benac
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.50	Guaranty Agreement by American Railcar Industries, Inc.